
<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet of Percon Incorporated and Subsidiaries as of
December 31, 1996 and the related consolidated statements of income and cash flows for the twelve months in the period ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                    1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-START>                                 JAN-01-1996
<PERIOD-END>                                   DEC-31-1996
<CASH>                                               1,601
<SECURITIES>                                             0
<RECEIVABLES>                                        4,043
<ALLOWANCES>                                           135
<INVENTORY>                                          3,618
<CURRENT-ASSETS>                                     9,765
<PP&E>                                               3,617
<DEPRECIATION>                                         767
<TOTAL-ASSETS>                                      14,513
<CURRENT-LIABILITIES>                                2,820
<BONDS>                                                974
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                             8,825
<OTHER-SE>                                           1,277<F1>
<TOTAL-LIABILITY-AND-EQUITY>                        14,513
<SALES>                                             22,128
<TOTAL-REVENUES>                                    22,128
<CGS>                                               11,030
<TOTAL-COSTS>                                       11,030
<OTHER-EXPENSES>                                         0
<LOSS-PROVISION>                                      (41)
<INTEREST-EXPENSE>                                     (2)
<INCOME-PRETAX>                                      1,484
<INCOME-TAX>                                         1,251
<INCOME-CONTINUING>                                    234
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                          0
<CHANGES>                                                0
<NET-INCOME>                                           234<F2>
<EPS-PRIMARY>                                         0.06
<EPS-DILUTED>                                         0.06

<F1>  Represents retained earnings of $1,326 and cumulative translation adjustment of ($49).
<F2>  Reflects a one time charge to earnings of $2,091 ($.51 per share)
for the portion of the purchase price of STI allocated to in-process research and product development expense. Excluding this charge, net income for the twelve months ended December 31, 1996 would have been $2,324 ($.57 per share).

